EXHIBIT 99.1

     BJ's Restaurants, Inc. Opens in Aurora, Colorado and Arlington, Texas

    HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--Oct. 25, 2006--BJ's Restaurants, Inc. (NASDAQ:BJRI) today announced the opening of its two newest BJ's Restaurant & Brewhouse(R) locations in Aurora, Colorado and Arlington, Texas on Tuesday, October 24, 2006. Each restaurant is approximately 8,500 square feet and features our broad array of menu items including BJ's signature deep dish pizza, award winning handcrafted beer and our famous Pizookie(R) dessert.

    The Aurora, Colorado restaurant is located at 14442 E. Cedar Avenue near the intersection of I-225 and Alameda Avenue in the new Aurora Town Center. The Arlington, Texas restaurant is located at 201
E. Interstate 20 near the intersection of I-20 and Matlock Road in the Arlington Highlands retail center. Both restaurants have seating for 270 guests with hours of operation from 11:00 a.m. to 12:00 midnight Sunday through Thursday, and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

    "Our leadership team is pleased to open two new restaurants on the same day in different areas of the country," commented Jerry Deitchle, President and CEO. "This is a strong testament to the growing strength and capacity of our in-house restaurant construction and opening teams. Our Aurora restaurant represents our second large format BJ's Restaurant and Brewhouse in the Denver market, and our Arlington restaurant is our fourth restaurant in the Dallas market and our eighth in Texas. We plan to open additional restaurants in both markets in the future."

    The Company plans to open one additional restaurant in Reno, Nevada before Thanksgiving, achieving its stated goal to open as many as 11 new restaurants during 2006. The Company continues to target as many as 13 new restaurants during 2007.

    BJ's Restaurants, Inc. currently owns and operates 54 casual dining restaurants under the BJ's Restaurant and Brewery, BJ's Restaurant and Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates 11 microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (35), Texas (8), Arizona (4), Oregon (3), Colorado (3) and Nevada (1). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the web at http://www.bjsrestaurants.com.

    Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases (v) food quality and health concerns, (vi) factors that impact California, where 35 of our current 54 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks,
(xiii) government regulations, (xiv) licensing costs (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage,
(xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

    For further information, please contact Greg Levin of BJ's
Restaurants, Inc. (714) 848-3747 ext. 240.

    CONTACT: BJ's Restaurants, Inc.
             Greg Levin, 714-848-3747, ext. 240